UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021

TAKUNG ART CO., LTD

(Exact name of Registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Room 709 Tower 2 , Admiralty Centre, 18 Harcourt Road, Admiralty, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2021, the Company appointed Mr. Tak Ching (Anthony) Poon as a member of the Board, to fill in the vacancy result from the resignation of the former Board member as previously disclosed on our current report on Form 8-K filed on November 18, 2021. Mr. Poon shall be eligible for reelection (along with the Company’s other directors) at the Company’s upcoming Annual Meeting of Shareholders.

In connection with their appointments as directors to the Company, the Company and Mr. Poon signed an offer letter (the “Offer Letter”) on November 24, 2021. Pursuant to this Offer Letter, Mr. Poon will receive an annual compensation of $40,000 in cash, payable quarterly in advance and be reimbursed for reasonable expenses incurred in the performance of his duties. The foregoing description of the principal terms of the Offer Letter is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Offer Letter attached hereto as Exhibits 10.1, which is incorporated herein by this reference.

There is no family relationship between Mr. Poon and any of our other officers and directors.

Biographical Information of the New Director.

Mr. Tak Ching (Anthony) Poon

Mr. Poon, age 39, has over 14 years of experience in the field of banking, accounting and corporate finance. He joined ALE Corporate Services Limited, a Hong Kong company providing accounting and corporate consulting services to small and medium-sized businesses and served as its Chief Executive Officer since April 2018. He is also the Chief Executive Officer and Chairman of ALE Group Holding Ltd., the parent company of ALE Corporate Services Limited. Mr. Poon obtained his Bachelor’s degree in Business Administration from the Chinese University of Hong Kong in December 2004, majoring in Professional Accountancy and admitted as a member of the Association of Chartered Certified Accountants. From July 2004 to July 2016, he worked in the Hong Kong and Shanghai Banking Corporation Limited under commercial banking department managing corporate relationship team in diverse industry sectors including Textile and Garment, Toys, Electronics and Printing, Property Developer / Non-bank Financial Institution and provide structured financing solution for their funding need. His last position was Senior Vice President in Large Corporates department. In July 2019, Mr. Poon has appointed as an Independent Non-Executive Director of Precious Dragon Technology Holdings Limited (HKEX 1861) being the Chairman for Audit Committee. We believe that Mr. Poon with years of experience in team building, customer relationship handling, business operations, and enterprise management, is qualified to be our member of the board.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter to Mr. Poon, dated November 24, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2021

Takung Art Co., Ltd

/s/ Kwok Leung Paul Li
Name: Kwok Leung Paul Li
Title: Chief Executive Officer